Exhibit 99.2

[VIVUS LETTERHEAD]

For More Information:

Investors: Christina Weisgerber
(650) 934-5240 or weisgerber@vivus.com

Media: Nathan Kaiser
(415) 318-4235 or kaisern@fleishman.com

FOR RELEASE: February 12, 2004, 8:00AM EST

VIVUS TO HOLD CONFERENCE CALL TO DISCUSS LICENSING
AGREEMENTS WITH ACRUX

MOUNTAIN VIEW, Calif. (February 12, 2004) — VIVUS, Inc. (Nasdaq: VVUS) today announced that the Company will hold a conference call to discuss the licensing agreements with Acrux, a specialty pharmaceutical company in Melbourne, Australia, under which VIVUS will exclusively develop and commercialize Testosterone MDTS® and Estradiol MDTS® in the United States.

The conference call will be held today, Thursday, February 12, 2004, at 11:30 a.m. EST. Investors can participate in the call by telephone: domestic callers should dial (877)-660-0983, and international callers should dial (706)-679-5921. The conference call can be heard live via audio webcast at the Company’s Web site, www.vivus.com, and a replay will be available for 7 days.

A telephone replay of the conference call will be available for 24 hours beginning February 12 at approximately 12:30 p.m. Eastern Time by dialing (800) 642-1687 domestically, or (706) 645-9291 Internationally and entering reservation number 5478847.

About VIVUS
VIVUS is a specialty pharmaceutical company focused on research, development and commercialization of products proven to restore sexual function. In addition to currently marketed therapies, VIVUS has a strong pipeline that includes both new chemical entities and existing compounds that can be developed to address unmet medical needs. VIVUS’ business strategy applies the Company’s scientific and medical expertise to identify, develop and commercialize therapies that restore sexual function. For more information, please visit the Company’s Web site at: www.vivus.com.

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